STOCK EXCHANGE AGREEMENT

THIS STOCK EXCHANGE AGREEMENT (this “Agreement”) is dated as of June 24, 2010, by and between Vaccinogen, Inc., a Delaware corporation (the “Company”), Intracel Holdings Corporation, a Delaware corporation (“Intracel”), and those persons and entities listed on Exhibit A hereto (other than Intracel) (the “Tranche 12 Lenders"). Intracel and the Tranche 12 Lenders may each be referred to herein as a "Holder" and collectively as the "Holders".

WHEREAS, the Company and Holders are entering into, on the date hereof, that certain Investor Rights Agreement (the “Investor Rights Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) and the Company and Intracel are entering into, on the date hereof, that certain Asset Transfer Agreement (the “Asset Transfer Agreement.” and together with this Agreement, the Investor Rights Agreement and the Registration Rights Agreement, the “Transaction Agreements”):

WHEREAS, in connection with the transaction contemplated by the Transaction Agreements, the Company is filing on the date hereof, the Third Amended and Restated Certificate of Incorporation of the Company (the “Third Amendment”) with the Secretary of State of the State of Delaware (the “Secretary of State”);

WHEREAS, Intracel is the record owner of 1,497,728 shares of common stock, par value $.0001 per share, of the Company (“Intracel Common Stock”) and 48,088 shares of Series AA Preferred Stock, par value $.0001 per share of the Company (“Intracel Series AA Stock”, together with the Intracel Common Stock, the “Intracel Stock”), which constitutes all shares of any class or series of stock of the Company owned by Intracel;

WHEREAS, Intracel is obligated to use commercially reasonable efforts to transfer to the Tranche 12 Lenders twenty percent (20%) of any shares of capital stock of the Company received by Intracel, which shares are to be allocated ratably based on the then outstanding principal owed to each such Tranche 12 Lender under the applicable promissory notes (such obligation, the “Transfer Obligation");

WHEREAS, Intracel Investment LLC ("Intracel Investment"), which is a Tranche 12 Lender, and the members of Intracel Investment each desire to have the shares of capital stock of the Company to which Intracel Investment has a right pursuant to the Transfer Obligations to be delivered directly to the members of Intracel Investment listed as such on the signature page hereto (the "Intracel Investment Members");

WHEREAS, Intracel has not yet transferred, or arranged for the transfer, to the Tranche 12 Lenders of any shares of the Intracel Common Stock or the Intracel Series AA Stock pursuant to the Transfer Obligation;

WHEREAS, on and subject to the terms and conditions hereof, the Company desires to repurchase the Intracel Stock and all rights associated therewith and acquire the assets transferred to the Company pursuant to the Asset Transfer Agreement (the “Transferred Assets”), and Intracel is willing to transfer the Intracel Stock and the Transferred Assets in exchange for shares of Series B Preferred Stock of the Company, par value $.0001 per share, eighty percent (80%) of which will be issued to Intracel and twenty percent (20%) of which will be issued to the Tranche 12 Lenders (including the Intracel Investment Members) in accordance with the Transfer Obligation, and such other rights and obligations contained in the Transaction Agreements and the Third Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Exchange.

(a)    All shares of Intracel Stock shall be repurchased by the Company and the Transferred Assets shall be transferred to the Company pursuant to the Asset Transfer Agreement in exchange for (i) the Company’s issuance of 3,451,766 shares of Series B Preferred Stock (the “Exchange Shares”) to the Holders, in the proportions set forth on Schedule A hereto, and (ii) any such other shares of stock that are issued in the future pursuant to the Investors’ Rights Agreement (the “Milestone and Anti-Dilution Shares”) and as a dividend or distribution with regard to such Exchange Shares or Milestone and Anti-Dilution Shares. Upon the acceptance of the Third Amendment for record by the Secretary of State, (i) the shares of Intracel Stock shall be deemed to be repurchased by the Company and Intracel shall have no further rights with respect to the shares of Intracel Stock, and any certificates representing shares of Intracel Stock shall be deemed to be converted into only the right to receive the Exchange Shares, and (ii) the Exchange Shares shall have been validly issued by the Company.

(b)    Intracel shall transfer all stock certificates representing shares of Intracel Stock, duly executed in blank. If such stock certificates shall have been lost, stolen or destroyed, Intracel may tender in lieu thereof (i) an affidavit of that fact by Intracel, and (ii) an indemnity agreement against any claim that may be made against the Company with respect to such lost, stolen or destroyed certificates, each in form and substance reasonably satisfactory to the Company.

(c)    Company’s issuance of the Exchange Shares to the each of the Tranche 12 Lenders shall be conditioned upon the applicable Tranche 12 Lender entering into the Investor Rights Agreement and the Registration Rights Agreement.

(d)    Each of the Holders acknowledges that, in satisfaction of the Transfer Obligation, twenty percent (20%) of the Exchange Shares (in the aggregate) are being issued directly to the Tranche 12 Lenders. In addition, Intracel Investment, which is one of the Tranche 12 Lenders, and the Intracel Investment Members acknowledge that the Exchanges Shares to which Intracel Investment is entitled pursuant to the Transfer Obligation are being issued directly to the Intracel Investment Members in accordance with their respective interests in such entity.

2.           Representations, Warranties and Covenants of the Holder. Each Holder hereby represents and warrants to the Company, and covenants for the benefit of the Company, as follows:

(a)    In the case of Intracel, Holder is a corporation organized, validly existing, and in good standing under the laws of the State of Delaware;

(b)    This Agreement has been duly authorized, validly executed, and delivered by the Holder and is a valid and binding agreement and obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The Holder has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

(c)    In the case of Intracel, Holder has not transferred, and owns, beneficially and of record, good and marketable title to, the shares of Intracel Stock free and clear of all liens or other encumbrances;

(d)    This Agreement is made with the Holder in reliance upon the Holder’s representation to the Company, which by the Holder’s execution of this Agreement, the Holder hereby confirms, that the Exchange Shares to be acquired by the Holder will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Holder further represents that the Holder does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Exchange Shares.

(e)    The Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and the Holder has received all additional information regarding the Company that it has requested, if any.

(f)    The Holder understands that the Exchange Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder understands that the Exchange Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the. Exchange Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder acknowledges that the Company has no obligation to register or qualify the Exchange Shares for resale except as set forth in the Registration Rights Agreement. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Exchange Shares, and on requirements relating to the Company which are outside of the Holder’s control, and which the Company is under no obligation and may not be able to satisfy.

(g)    The Holder understands that no public market now exists for the Exchange Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

(h)    The Holder understands that the Exchange Shares and any securities issued in respect of or exchange for the Exchange Shares, shall bear the legends set forth in, or required by, the other Transaction Agreements and any legend required by the securities laws of any state to the extent such laws are applicable to the Exchange Shares represented by the certificate so legended.

(i)    The Holder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(j)    Neither the Holder, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Exchange Shares.

(k)    The Holder’s principal place of business is identified on Schedule A hereto.

3.            Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Holders, and covenants for the benefit of the Holders, as follows:

(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

(b)    At the time the Exchange Shares are issued pursuant to this Agreement, (i) the Exchange Shares and the issuance thereof will have been duly authorized by all necessary corporate action, and (ii) the Exchange Shares will be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind, except as set forth in the Third Amendment and the Transaction Agreements;

(c)    This Agreement has been duly authorized, validly executed, and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby, and will have, at the time the Exchange Shares are issued pursuant to this Agreement, full power and authority to perform its obligations hereunder and thereunder.

4.           Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

5.           Notices. Any notices or other communications required or permitted hereunder shall be sent in the same manner as is contemplated by the Investor Rights Agreement

6.           Entire Agreement. This Agreement, the Investor Rights Agreement, the Asset Transfer Agreement and the Registration Rights Agreement constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties hereto.

7.           Counterparts. This Agreement may be executed in any number of counterparts each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

VACCINOGEN, INC.

By:	/s/ Michael G. Hanna, Jr.
Name: Michael G. Hanna, Jr.
Title: President and Chief Executive Officer

INTRACEL HOLDINGS CORPORATION

By:	/s/ Daniel Kane
Name; Daniel Kane
Title: Chairman of the Board of Directors

Signature Page to Stock Exchange Agreement

TRANCHE 12 LENDERS

DANIEL FITZGERALD

/s/ Daniel Fitzgerald
Name:	Daniel Fitzgerald

INTRACEL INVESTMENT LLC

By:	/s/ Daniel Kane
Name:	Daniel Kane
Title:	Managing Member

DUBLIND PARTNERS

By:	/s/
Name:
Title:

K. SCHMIDT

/s/ Kenneth M Schmidt
Name:

ALLIANCE EQUITIES

By:	/s/
Name:
Title:

CHARLES LINDSAY

/s/ Charles Lindsay
Name:	Charles Lindsay

CURTIS PARTNERSHIP

By:	/s/ Alan Curtis
Name:	Alan Curtis
Title	Managing General Partner

Signature Page to Stock Exchange Agreement

Title:

CHARLES DUBROFF

/s/ Charles Dubroff
Name:

3V SOURCEONE

By:	/s/
Name:
Title:

Signature Page to Stock Exchange Agreement

MEMBERS OF INTRACEL INVESTMENT LLC

Alan Cohen

/s/ Alan Cohen
Name: Alan Cohen

Daniel Kane

/s/ Daniel Kane
Name: Daniel Kane

Albert Nassi

/s/ Albert Nassi
Name: Albert Nassi

SQ Ventures

By:	/S/ David L. Seidenberg
Name:	David L. Seidenberg
Title:	Managing Member

Chris Huber

/s/ Chris J. Huber
Name: Chris Huber

Signature Page to Stock Exchange Agreement